                                                                   EXHIBIT 3.14a


FORM 8CA-47                ARTICLES OF INCORPORATION


Filing requirements - Present 2 originally signed and fully executed copies in exact duplicate

For Inserts - Use White Paper - Size 8 1/2 x 11

----------------------------
(Do not write in this space)
Date Paid    11/19/82
Initial License Fee    $2.00
Franchise Tax         $16.67
Filing Fee            $75.00
                      ------
Clerk                 $93.67
----------------------------

TO:  JIM EDGAR, Secretary of State

I/We, the incorporator(s), being one or more natural persons of the age of twenty-one years or more or a corporation for the purpose of forming a corporation under "The Business Corporation Act" of the State of Illinois, do hereby adopt the following Articles of Incorporation:

ARTICLE ONE    The name of the corporation is   DISTINCTIVE COPY PRODUCTS
                                                --------------------------------

               -----------------------------------------------------------------


ARTICLE TWO    The name and address of the initial registered agent and
               registered office are:

               Registered Agent      Holland          Clark              Capper
                                   --------------------------------------------
                                   First Name      Middle Name         Last Name

               Registered Office     39 South LaSalle Street               1420
                                   --------------------------------------------
                                   Number  Street  (Do not use P.O. Box)  Suite

                                     Chicago    60603           Cook
                                   --------------------------------------------
                                   City       Zip Code         County

ARTICLE THREE  The duration of the corporation is [X] perpetual OR ______ years.

ARTICLE FOUR   The purposes for which the corporation is organized are:

      To buy, sell, lease, rent, own, service and otherwise deal with and in business equipment and business supplies of all kinds and character within and without the State of Illinois;

      To purchase, lease, sell, develop and improve real property in conjunction with other purposes contained herein or otherwise.

ARTICLE FIVE   Paragraph 1: The class, number of shares, the par value, if any, of each class which the corporation is authorized to
               issue, the number the corporation proposes to issue without further report to the Secretary of State, and the
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               consideration (expressed in dollars) to be received by the corporation therefor, are:

                                                                      Total
                                                                   consideration
               *Par Value  Number of shares  Number of shares     to be received
Class  Series   per share    authorized        to be issued          therefor
--------------------------------------------------------------------------------
Common           $NPV         10,000              4,000            $4,000.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
*(Use NPV if no Par Value)                               Total     $4,000.00
                                                                   ---------

               Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are: NONE

ARTICLE SIX    The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.
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ARTICLE SEVEN  The number of directors to be elected at the first meeting of the shareholders is 3

ARTICLE EIGHT (Complete EITHER A or B)

         [X] A. All the property of the corporation is to be located in this State and all of its business is to be transacted at or from places of business in this State, or the incorporator(s) elect to pay the initial franchise tax on the basis of the entire consideration to be received for the issuance of shares.

         [ ]   B. Paragraph 1: It is estimated that the value of all property to be owned by the Corporation for the following year wherever
               located will be                               $ _________________
                  Paragraph 2: It is estimated that the value of the
               property to be located within the State of Ilitois during the
               following year will be:                       $ _________________
                  Paragraph 3: It is estimated that the gross amount of
               business which will be transacted by the corporation during
               the following year will be                    $ _________________
                  Paragraph 4: It is estimated that the gross amount of
               business which will be transacted in or from places of
               business in the State of Illinois during the following year
               will be:                                      $ _________________

I/WE the incorporator(s) declare that I/we have examined the foregoing Articles of Incorporation and that the statements contained therein are, to the best of my/our knowledge and belief, true, correct and complete. Executed this 15th day of November, 1982.

(Signatures must be in ink. Carbon copy, xerox or rubber stamp signatures are not acceptable.)

NOTE: If a corporation acts as incorporator the name of the corporation and the state of incorporation shall be shown and the execution must be by its President or Vice-President and verified by him, and the corporate seal shall be affixed and attested by its Secretary or an Assistant Secretary.

     Signature and Names                     Post Office Address

1.  /s/ C. Joseph Mokszycki               1. 26223 North Hill Avenue
  -----------------------------------        -----------------------------------
  Signature                                  Street

    C. JOSEPH MOKSZYCKI                      Wauconda, Illinois        60044
  -----------------------------------        -----------------------------------
  Name (please print)                        City, Town        State     Zip

2.  /s/ Holland C. Capper                 2. 39 South LaSalle Street
  -----------------------------------        -----------------------------------
  Signature                                  Street

    HOLLAND C. CAPPER                        Chicago, Illinois         60603
  -----------------------------------        -----------------------------------
  Name (please print)                        City, Town        State     Zip

3.  /s/ Natalie A. Starzyk                3. 18124 Burnham Avenue
  -----------------------------------        -----------------------------------
  Signature                                  Street

    NATALIE A. STARZYK                       Lansing, Illinois         60438
  -----------------------------------        -----------------------------------
  Name (please print)                        City, Town        State     Zip












                                  FORM BCA-47

                        ===============================

                           ARTICLES OF INCORPORATION

                                   under the

                            BUSINESS CORPORATION ACT

                        -------------------------------

                    For determination of proper fees, please
                     consult The Business Corporation Act.

                                     FILED

                                  NOV 19 1982
                                   JIM EDGAR
                               Secretary of State

                                      PAID

                                   RETURN TO:

                             Corporation Department
                               Secretary of State
                          Springfield, Illinois 62756
                            Telephone (217) 782-0961
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BCA-1O.30 (Rev Jul. 1984)

   Submit in Duplicate

Remit payment in Check or Money
Order, payable to "Secretary of
State"

   DO NOT SEND CASH

 File # 5291-029

----------------------------
   This Space For Use By
    Secretary of State

Date   7-8-85
License Fee           $
Franchise Tax         $25.00
Filing Fee            $

Clerk
----------------------------

                                    JIM EDGAR
                               Secretary of State
                               State of Illinois

                             ARTICLES OF AMENDMENT

Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned corporation hereby adopts these Articles of Amendment to its Articles of Incorporation

ARTICLE ONE    The name of the corporation is   Distinctive Copy Products, Inc.
                                              ----------------------------------

               ---------------------------------------------------------(Note 1)

ARTICLE TWO    The following amendment of the Articles of Incorporation was adopted on June 9, 1985 in the matter indicated below ("X" one box only)

          [_] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected, or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment.
                                                                        (Note 2)

          [_]  By a majority of the board of directors, in accordance with
               Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment.
                                                                        (Note 3)

          [_] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholder's. At a meeting of shareholders not less than the minimun number of votes required by statute and by the articles of incorporation were voted in favor of the amendment.
                                                                        (Note 4)

          [_] By the shareholders in accordance with Sections 10.20 and 7.10, a resolution of the board of drectors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes requried by statute and by the article: of incorporation Shareholders who have not consented in writing have been given notice in accordancr with Section 7.10.
                                                                        (Note 4)

          [X]  By the shareholders, in accordance with Sections 1023 and 7.
               10, a resolution of the board of director's have been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment
                                                                        (Note 4)

                               (INSERT AMENDMENT)

(Any article being amended is required to be set forth in its entirety.) (Suggested language for an amendment to change the corporate name is RESOLVED, that the Articles of Incorporation be amended to read as follows:)

RESOLVED, that the Articles of Incorporation be amended to read as follows:
Effective immediately, the name of the corporation shall be changed to Distinctive Business Products, Inc.
--------------------------------------------------------------------------------
                                   (NEW NAME)

                 All changes other than name include on part 2
                                     (over)
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                                     Page 2
                                   Resolution
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                                     Page 3

ARTICLE THREE     The manner in which any exchange, reclassification or
                  cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (If not applicable, insert "No change")

                                   No change.

ARTICLE FOUR      (a) The manner in which said amendment effects a change in the amount of paid-in-capita1* is as follows (If not applicable, insert "No change")

                                   No change.

                  (b) The amount of paid-in-capital as changed by this amendment is as follows (If not applicable, insert "No change")

                                   No change.

                                        Before Amendment     After Amenoment

                      Paid-in Capital   $ ______________     $ ______________

The undersigned corporation has caused these articles to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

Dated June 18th, 1985                         Distinctive Copy Products
                                              ----------------------------------
                                              (Exact Name of Corporation)

attested by /s/ /s/ C. Joseph Mokszycki       by /s/ John R. [ILLEGIBLE]
            ------------------------------    ----------------------------------
            (Signature of Secretary or        (Signature of President or
            Assistant Secretary)              Vice President)

            C. Joseph Mokszycki               John R. [ILLEGIBLE], President
            ------------------------------    ----------------------------------
            (Type or Print Name and Title)    (Type or Print Name and Title)

* "Paid-in Capital" replaces the terms Stated Capitol and Paid-in Surplus and is equal to the total of these accounts.lAw acrounn.